                                  EXHIBIT 21

                         Registration Number 33-93302

                            AM General Corporation

                             List of Subsidiaries


Name                             State of Incorporation     Percentage of Stock
                                                              Held by parent
--------------------------------------------------------------------------------
AM General Sales Corporation     Indiana                         100%
Chippewa Corporation             Indiana                         100%